Exhibit 99.03

SoftNet Technology Reviews Exceptional 2006, Optimism for 2007

Iselin, N.J., December 28, 2006

SoftNet Technology Corp. (OTC BB: STTC.OB - News) (German WKN: A0B7RZ). SoftNet Technology has completed a major transition and is nearing the end of an exceptional year. While the final results are not available for the 2006, it has been an exceptional year in terms of expansion of operations and strategic positioning for the Company providing for an increased level of stability heading into 2007.

“2006 was an exciting and eventful year” reported Jim Booth. CEO.” It is appropriate to review what has been accomplished this past year and provide a view into why 2007 should be much stronger and more exciting”.

On January 18, 2006 SoftNet announced the merger of STTC and Inspara Networking Technologies. This event served as the trigger for SoftNet to reinvent itself with one mission and a focus on the IT Infrastructure Consulting and Service field, and the clients’ business results, under the direction of the former Inspara management team led by Kevin Holt. Mr. Holt was named President of SoftNet and given day to day operational control of the Company. Over the course of the next few months the Company divested itself of a number of non-aligned companies which were stand alone and unrelated to the IT Infrastructure business focus the Company adopted. Two companies, the former Inspara and Indigo now served as the foundation for the Company’s future strategic direction based on a proven business model.

The first quarter, 2006 results were impressive. The Company reported total revenue at $1,093,523, a strong start for the year. Over the course of the same period the number of IT Consultants/Professionals and in-house employees nearly doubled. This was especially impressive considering the Company faced the challenges of transitioning and combining the management teams and set upon a focused change in the strategic direction.

The second quarter results were exceptional by any standard. Total revenue grew from $1,093,523 to $1,518,904 with revenue growth coming from all business segments. The number of IT Consultants and Professionals and in-house employees again jumped to over 75 reflecting the increase in the number of consulting and services engagements the Company secured.

The third quarter resulted in a number of positive and successful results and activities. The Company announced the acquisition of PeriNet Technologies of Newtown, PA. This acquisition added an immediate revenue stream, expanded the Company’s presence in the important Philadelphia market, increased the opportunities for cross selling, and strengthened the Company’s IT Data Security Practice offering.    “The synergies between the former PeriNet and SoftNet have already been productive, as the Company has realized incremental services revenue that may not have otherwise been gained” reported Mike Piscopo-Director National Data Security Practice.

The Company also announced that it decided not to pursue a previously announced acquisition, on the west coast, citing it was not in the best interests of the Company and shareholders at this time. However, the Company considers the Pacific Northwest as an expansion target for 2007. “A branch office presence in the Seattle area is important to both the Company and clients. It will enable the Company to better serve one of our key Wireless Telecom clients and give us access to the lucrative west coast market in a cost effective and efficient manner” reported Bill Raby- Director Enterprise Sales. Additionally the Company announced it had eliminated $400,000 of long term debt in exchange for preferred shares.

In October the Company reported strong results with revenues reported at $630,000. November results were even more impressive with revenue reported at $740,000. During these two months the Company experienced growth in all business channels, most notably in the

SMB, Telecom and Data Storage Practices. The SMB business, which features the RightStart product offering, continued to show monthly revenue gains both in initial sales and growth in the monthly recurring revenue from annual monitoring contracts. Vice President Steve Henry reported “Our Atlanta area pilot program with a national electronics and business retailer has gone extremely well. Both sides are extremely satisfied with the results to date and we are working together in a true partnership to expand beyond the pilot locations in a more aggressive manner. In fact, we already have expanded into additional stores in Georgia and adjoining states as well”.

With the increase in revenue the Company narrowed the gap in achieving its goal of achieving profitability. The Company also hired Joe Luminoso during the period as National Director Data Storage Practice. His hiring strengthened and broadened the Company’s technical capabilities and brings with him important industry contacts and relationships the Company can build on. Mr. Holt, in a personal decision unrelated to SoftNet Technology, resigned from his position as CEO and Chairman of the Board due to the on going investigation into the former Inspara’s finances. Mr. Holt continues to voluntarily, and fully cooperate with investigators in their investigation of the employees responsible for the misrepresentation. The Board elected Jim Booth as CEO and Chairman of the Board.

“Based on the momentum built in October and November we anticipate December will be equally as strong if not even stronger.  As evidence of this, December which is a traditionally soft month due to the year end holidays, will strengthen what we feel will be a very impressive 4th quarter. We exceeded our internal estimate for new engagements of IT Consultants and Professionals by nearly 20%, beyond our expectations and a testimony to the dedication and focus of our sales force and management team. We will report our final results in early 2007 when they are available” said Jim Booth, CEO.

“SoftNet enters 2007 with a significant sales pipeline. That, combined with the SMB expansion, branch office expansion into markets the Company has national agreements, as well as potential new pending national agreements we anticipate will be signed, all provide a clear basis for optimism going into the New Year. In addition, the Company will continue to explore opportunistic acquisitions that will add value and are consistent with the Company’s proven business model”. said Mr. Booth

Please visit our website at www.SoftNetTechnology.com for more information or for Investor Relations; please contact the company directly at 908-212-1799, James Booth-CEO or by e-mail at: investorrelations@softnettc.com

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made on behalf of the company. All such forward-looking statements are, by necessity, only estimates of future results and actual results achieved by SoftNet Technology Corp (STTC) may differ materially from these statements due to a number of factors. STTC assumes no obligations to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such statements. You should independently investigate and fully understand all risks before making investment decisions.

Source: SoftNet Technology Corp.
investorrelations@softnettc.com